WAIVER TO CREDIT AGREEMENT
LASALLE RETAIL FINANCE

Date:  June 5, 2008

THIS WAIVER TO CREDIT AGREEMENT (this “Waiver”) is made to the Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of July 2, 2007 by and among:

AMERICAN APPAREL (USA), LLC (f/k/a AAI Acquisition LLC (successor by merger to American Apparel, Inc.)), a California limited liability company, as agent for itself and the other Borrowers party thereto (in such capacity, the “Lead Borrower”);

THE BORROWERS now or hereafter party to the Credit Agreement;

THE FACILITY GUARANTORS now or hereafter party to the Credit Agreement;

LASALLE BUSINESS CREDIT, LLC, AS AGENT FOR LASALLE BANK MIDWEST NATIONAL ASSOCIATION, ACTING THROUGH ITS DIVISION, LASALLE RETAIL FINANCE, with offices at 100 Federal Street, 9th Floor, Boston, Massachusetts 02110, as administrative agent (in such capacity, the “Administrative Agent”) for its own benefit and the benefit of the other Credit Parties;

LASALLE BUSINESS CREDIT, LLC, AS AGENT FOR LASALLE BANK MIDWEST NATIONAL ASSOCIATION, ACTING THROUGH ITS DIVISION, LASALLE RETAIL FINANCE, with offices at 100 Federal Street, 9th Floor, Boston, Massachusetts 02110, as collateral agent (in such capacity, the “Collateral Agent”, and together with the Administrative Agent, individually an “Agent” and collectively, the “Agents”) for its own benefit and the benefit of the other Credit Parties;

WELLS FARGO RETAIL FINANCE, LLC, with offices at One Boston Place, 19th Floor, Boston, Massachusetts 02108, as collateral monitoring agent (in such capacity, the “Collateral Monitoring Agent”) for its own benefit and the benefit of the other Credit Parties;

the LENDERS party to the Credit Agreement; and

LASALLE BANK NATIONAL ASSOCIATION, a national banking association with offices at 135 South LaSalle Street, Chicago, Illinois 60603, as Issuing Bank;

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

BACKGROUND

A.           Reference is made to that certain Waiver and Consent to Credit Agreement dated as of May 16, 2008 (the “May 2008 Waiver”) entered into by and among the parties hereto, pursuant to which, among other things, the Loan Parties agreed to enter into, by May 31, 2008, each in form and substance satisfactory to the Agents and each Lender in their discretion, (i) an amendment to the Credit Agreement and related documents (collectively, the “Fourth Amendment Documents”), which Fourth Amendment Documents may, among other things, (a) effect a joinder by American Apparel, Inc. (f/k/a Endeavor Acquisition Corp.) to the Loan Documents, whereby American Apparel, Inc. (f/k/a Endeavor Acquisition Corp.) shall become a Facility Guarantor thereunder, and (b) delete certain financial performance covenants, including, without limitation, the financial performance covenant relating to Capital Expenditures, in each case in accordance with the Summary of Terms and Conditions set forth as Exhibit B to the May 2008 Waiver, and (ii) an amendment to the Pledge Agreement, pursuant to which, among other things, the parties thereto shall amend Schedule I thereto to include all Subsidiaries in existence as of the date of such amendment.  Pursuant to the May 2008 Waiver, the failure of the Loan Parties to enter into the Fourth Amendment Documents by May 31, 2008 constitutes an Event of Default under the Credit Agreement.

B.           The Loan Parties have failed to enter into the Fourth Amendment Documents by May 31, 2008 (such failure, the “Specified Event of Default”).

C.           In light of the foregoing, the Lead Borrower has requested that the Agents and the Required Lenders waive the Specified Event of Default.  The Agents and the Required Lenders are willing to waive the Specified Event of Default, on the terms and conditions set forth herein

Accordingly, it is hereby agreed as follows:

1.	Waiver of Specified Event of Default. The Agents and the Required Lenders hereby waive the Specified Event of Default. The Loan Parties acknowledge and agree that:

(a)
The foregoing waiver is a one-time waiver and shall not be deemed to constitute a waiver of any other Event of Default or a waiver of any other requirement of the Credit Agreement or any other Loan Document (including, without limitation, the May 2008 Waiver) with respect to any other circumstance.

(b)	The consent and waiver provided above shall not take effect upon the execution of this Agreement, and shall only take effect upon satisfaction of each and all of the requirements of Section 2, below.

2.	Conditions to Effectiveness. The Waiver provided in Section 1 above shall be effective as of the date hereof upon the fulfillment of the following conditions precedent:

(a)	All actions on the part of the Loan Parties necessary for the valid execution, delivery, and performance by the Loan Parties of this Waiver shall have been duly and effectively taken.

(b)	The Administrative Agent shall have received an original copy of this Waiver duly executed and delivered by the Loan Parties, the Agents, and the Required Lenders.

(c)
The Administrative Agent shall have received, for the ratable benefit of the Lenders executing this Waiver, a waiver fee in the amount of $75,000.00, which shall be fully earned on the date hereof and shall not be subject to refund or rebate in whole or in part under any circumstance.  The Administrative Agent is hereby authorized to make a Credit Extension to pay the waiver fee.

(d)
The Administrative Agent shall have received reimbursement from the Loan Parties for all reasonable costs, expenses, and legal fees incurred by the Administrative Agent through June 5, 2008 in connection with the negotiation, preparation, and execution of this Waiver.  Provided that the Administrative Agent shall have notified the Lead Borrower of the amount of such costs, expenses, and legal fees incurred through such date, the Administrative Agent is hereby authorized to make a Credit Extension to reimburse the Administrative Agent for such costs, expenses, and legal fees.  Each of the Loan Parties acknowledges and agrees that additional statements for all reasonable costs, expenses, and legal fees incurred by the Administrative Agent in connection with the negotiation, preparation, and execution of this Waiver for periods after June 5, 2008 will be rendered and paid as set forth in the Credit Agreement.

3.	Amendment; Joinder; Pledge; Alternate Sources of Funding.

(a)
Each Loan Party hereby agrees to take all commercially reasonable actions that are necessary or advisable to enable such Loan Party to enter into, by June 20, 2008, an amendment to the Credit Agreement (the “Fourth Amendment”) and related documents (together with the Fourth Amendment, collectively, the “New Fourth Amendment Documents”).  Such Fourth Amendment shall be substantially in the form of Exhibit A annexed hereto (or with such other changes as are mutually agreed upon by the Lead Borrower, the Agents and the Lenders in their discretion).  Such other Fourth Amendment Documents shall, among other things, amend and restate each of the Pledge Agreement, the pledge agreement entered into on December 28, 2007 by the Parent and the Collateral Agent, the Facility Guaranty, and the Guarantee entered into on December 28, 2007 by the Parent for the benefit of, among others, the Agents.  Each of the New Fourth Amendment Documents shall be in form and substance satisfactory to the Agents and each Lender in their reasonable discretion.  The failure of the Loan Parties to enter into the New Fourth Amendment Documents by June 20, 2008 shall constitute an Event of Default under the Credit Agreement (such Event of Default, the “Amendment Event of Default”) for all purposes without further action or notice required by any Person but shall not invalidate the waiver provided in Section 1 above.

(b)	If an Event of Default occurs as a result of the failure of the Loan Parties to enter into the New Fourth Amendment Documents by June 20, 2008, without limiting any Agent’s or Lender’s rights and remedies arising as a result of the occurrence of such Amendment Event of Default or any other Event of Default, the Agents may (and at the direction of the Required Lenders, shall) elect to (i) terminate negotiations, (ii) terminate the commitments of the Lenders to make loans and advances and to grant financial accommodations to or for the benefit of the Loan Parties, and (iii) accelerate the maturity of the Obligations.  The Agents and the Lenders expressly reserve all rights and remedies arising as a result of the occurrence of the Amendment Event of Default or any other Event of Default, including, without limitation, the right to charge the Default Rate of interest.  Any loans, advances, and financial accommodations made from and after the occurrence and during the continuation of the Amendment Event of Default or any other Event of Default shall be made in the sole and exclusive discretion of the Lenders.  Further, if any such loans, advances, and financial accommodations are made, the Lenders expressly reserve the right to suspend making additional loans and advances and granting financial accommodations at any time from and after the occurrence and during the continuation of the Amendment Event of Default or any other Event of Default, without further notice to the Loan Parties.

4.
No Continuing Waiver.  The Loan Parties acknowledge and agree that since the Closing Date, in addition to the Specified Event of Default, certain Events of Default (together with the Specified Event of Default, collectively, the “Past Events of Default”) have occurred as a result of the Loan Parties’ actions in violation of the Credit Agreement and failure to obtain prior consent from the Agents and the Lenders for such actions, as such Past Events of Default are more specifically described herein and in (i) that certain Default Waiver dated as of November 23, 2007, by and among the Administrative Agent, certain of the Lenders, and the Lead Borrower, (ii) that certain Second Amendment and Waiver dated as of November 26, 2007, by and between, among others, the Agents, the certain of the Lenders, and the Loan Parties, (iii) that certain Waiver and Consent dated as of December 28, 2007, by and among the Agents, certain of the Lenders, and the Lead Borrower, (iv) that certain Waiver to Credit Agreement dated as of February 29, 2008, by and among the Agents, the Lenders and the Loan Parties, and (v) the May 2008 Waiver.  The Agents and the Lenders have consented to waive such Past Events of Default based on their consideration of certain facts and circumstances presented at the time of each request from the Loan Parties for such waiver.  The Loan Parties further acknowledge and agree that the Agents and the Lenders are under no obligation to waive any future Event of Default arising after the date hereof and that the Agents and the Lenders shall determine whether to waive any such Event of Default based on facts and circumstances in existence when such Event of Default arises.  Nothing herein or in any other communication with any Agent or any Lender shall be deemed an agreement by any Agent or any Lender to forbear from exercising any and all of their rights, remedies, powers, and privileges with respect to any other Events of Default.

5.
Representations and Warranties; Ratification of Loan Documents.  In order to induce the Agents and the Lenders to enter into this Waiver, each Loan Party hereby represents and warrants that except for the Specified Event of Default, no Default or Event of Default by any Loan Party exists under the Credit

Agreement or under any other Loan Document.  Except as expressly provided in this Waiver, all terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect.  The Loan Parties hereby ratify, confirm, and re-affirm all terms and provisions of the Loan Documents, except that any representation or warranty made as of a specific date shall be true and correct only as of the date so specified.

6.
Acknowledgement of Obligations.  Each of the Loan Parties hereby acknowledges and agrees that there is no basis nor set of facts on which any amount (or any portion thereof) owed by the Loan Parties under the Credit Agreement and the Loan Documents could be reduced, offset, waived, or forgiven, by rescission or otherwise;  nor is there any claim, counterclaim, offset, or defense (or other right, remedy, or basis having a similar effect) available to any of the Loan Parties with regard thereto;  nor is there any basis on which the terms and conditions of any of the Obligations could be claimed to be other than as stated on the written instruments which evidence such Obligations.

7.
Waiver of Claims and Release.  Each of the Loan Parties hereby acknowledges and agrees that it has no offsets, defenses, claims, or counterclaims against the Agents, the Lenders, or their respective parents, affiliates, predecessors, successors, or assigns, or their officers, directors, employees, attorneys, or representatives, with respect to the Obligations, or otherwise, and that if any of the Loan Parties now has, or ever did have, any offsets, defenses, claims, or counterclaims against such Persons, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Waiver, all of them are hereby expressly WAIVED, and each of the Loan Parties hereby RELEASES such Persons from any liability therefor.

8.	Binding Effect. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their representatives, successors and assigns.

9.	Multiple Counterparts. This Waiver may be executed in multiple counterparts, each of which shall constitute an original and together which shall constitute but one and the same instrument.

10.	Governing Law. This Waiver shall be construed, governed, and enforced pursuant to the laws of the Commonwealth of Massachusetts, without giving effect to principles of conflicts of laws.

11.
Loan Document.  This Waiver shall constitute a Loan Document for all purposes.  Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Waiver as of the date above first written.  This Waiver is intended to take effect as a sealed instrument.

AMERICAN APPAREL (USA), LLC,
as Lead Borrower and as a Borrower

By:	/s/ Dov Charney
Name:	Dov Charney
Title:	Chief Executive Officer

AMERICAN APPAREL RETAIL, INC.,
as a Borrower

By:	/s/ Dov Charney
Name:	Dov Charney
Title:	Chief Executive Officer

AMERICAN APPAREL DYEING &
FINISHING, INC., as a Borrower

By:	/s/ Dov Charney
Name:	Dov Charney
Title:	Chief Executive Officer

KCL KNITTING, LLC, as a Borrower

By:	American Apparel (USA), LLC, its
sole member

	By:	/s/ Dov Charney
	Name:	Dov Charney
	Title:	Chief Executive Officer

Signature Page to Waiver to Credit Agreement

AMERICAN APPAREL, LLC, as a
Facility Guarantor

By:	American Apparel (USA), LLC, its
sole member

	By:	/s/ Dov Charney
	Name:	Dov Charney
	Title:	Chief Executive Officer

FRESH AIR FREIGHT, INC., as a
Facility Guarantor

By:	/s/ Dov Charney
Name:	Dov Charney
Title:	Chief Executive Officer

Signature Page to Waiver to Credit Agreement

LASALLE BUSINESS CREDIT, LLC,
As Agent for LaSalle Bank Midwest National Association, acting through its division, LaSalle Retail Finance, as Administrative Agent, as Collateral Agent, as Swingline Lender and as Lender

By:	/s/ Stephen J. Garvin
Name:	Stephen J. Garvin
Title:	Vice President

LASALLE BANK NATIONAL ASSOCIATION,
as Issuing Bank

By:	/s/ Stephen J. Garvin
Name:	Stephen J. Garvin
Title:	Vice President

Signature Page to Waiver to Credit Agreement

WELLS FARGO RETAIL FINANCE, LLC,
as Collateral Monitoring Agent and as a Lender

By:	/s/ Emily Abrahamson
Name:	Emily Abrahamson
Title:	Assistant Vice President/Account Executive

Signature Page to Waiver to Credit Agreement

NATIONAL CITY BUSINESS CREDIT, INC.,
as a Lender

By:	/s/ Kathryn C. Ellero
Name:	Kathryn C. Ellero
Title:	Vice President

Signature Page to Waiver to Credit Agreement